Exhibit 4.3.13
FIFTH SHAREHOLDERS AMENDMENT AGREEMENT
Dated 12 February 2010
This Fifth Amendment Agreement is entered into between the parties signing below (each a “Party” and together “Parties”) in relation to a Shareholders Agreement dated 17 September 2004 as amended by an Amendment Agreement dated 12 September 2007, a Second Amendment dated 30 November 2007, a Third Amendment dated June 2008 and a Fourth Amendment dated 9 December 2009 and entered into between the Parties (or their predecessors-in-title) (hereinafter “Shareholders Agreement”).
Terms and Expressions defined in the Shareholders Agreement shall, save where amended by the terms of this Fifth Amendment Agreement, have the same meaning herein. References to clause numbers shall mean the clause with such number in the Shareholders Agreement.
BACKGROUND
(A)	The Shareholders Agreement was entered into to govern the terms of holding shares in the Company whilst it was a private company.

(B)	Upon the date of this Fifth Amendment Agreement to the Shareholders Agreement the Company is in the process of undertaking an initial public offering (the “Contemplating IPO”).

(C)	It is therefore the intention of the Parties to terminate the provisions of the Shareholders Agreement upon the Contemplating IPO save insofar as is specifically provided for herein.
AGREEMENT
In consideration of the foregoing and of the mutual covenants and undertakings of the Parties, the Parties have agreed that the following amendments shall apply to the Shareholders Agreement with effect from the completion of the Contemplating IPO:
1.	At Clause 1.1 the expressions “Business”, “ESOP”, “Fair Value”, “Incapacitating Event”, “Nominee”, “Shareholding Percentage” and “Supermajority” shall be deleted together with their corresponding meanings; and the definition of “Party” shall be superseded by the definition thereof provided in the first paragraph of this Fifth Amendment Agreement).

2.	At Clause 2 “The Business”, Clause 3 “Rights of First Refusal”, Clause 4 “Co-Sale Right”, Clause 5 “Drag-Along Right”, Clause 6 “Pre-emption Right”, Clause 7 “Board of Directors”, Clause 8 “Directors”, Clause 9 “Shareholders Meeting”, Clause 10 “Administration”, Clause 11 “Director and Director Voting”, Clause 13 “Incapacitation of Shareholders”, Clause 14 “Finances”,

Clause 15 “Stock Options”, Clause 16 “Dividend Policy and Reserves” Clause 17 “Event of Default” and Clause 18 “Co-Operation” the text contained therein shall be deleted and each shall be replaced with the words “Intentionally left blank”.

3.	At Clause 12:

3.1	All references to “Holders” shall be amended to “holders” and all references to “Registrable Securities” shall be amended to “registrable securities”;

3.2	At Clause 12.1 (i) the words “In addition to the other rights of the Investors pursuant to the Articles and/or herein contained with effect from the earlier of (i) the second anniversary of the date hereof and (ii)” shall be deleted and substituted with the word “Effective”.

3.3	At Clause 12.1 (iii), after the words “Prior to ...” the following words shall be deleted “the earlier of (1) the second anniversary of the date hereof or (2)”; and

3.4	Clause 12.5 and 12.6 shall be deleted in their entirety.

4.	At Clause 20.13.2 the following wording shall be added:-

4.1	the address of Robert William Hong-San Yung shall be deleted and substituted with the following:-

Address: 1F, 2 Briar Avenue, Happy Valley, Hong Kong

4.2	the address of Peter Bush Brack shall be deleted and substituted with the following:

Address: House 29, Bella Vista, 15 Silver Terrace Road, Clearwater Bay, Hong Kong

5.	This Fifth Amendment Agreement shall be governed by and constructed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and the Parties respectively submit to the non-exclusive jurisdiction of the Hong Kong courts in respect of any dispute or claim resulting from the terms hereof.
Save as set out herein, the Shareholders Agreement shall remain in full force and effect and unamended.

In witness whereof the Parties have executed this Fifth Amendment Agreement on the date abovementioned.

SIGNED BY	)
Peter B. Brack	)	/s/ Peter B. Brack
FOR AND ON BEHALF OF	)
REDGATE MEDIA GROUP	)
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
ZHU YING	)	/s/ Zhu Ying
in the presence of Vidy	)	/s/ Vidy

SIGNED SEALED AND DELIVERED BY	)
YIN YEE JENNY SHING	)	/s/ Yin Yee Jenny Shing
in the presence of Peter B. Brack	)	/s/ Peter B. Brack

SIGNED SEALED AND DELIVERED BY	)
PETER BUSH BRACK	)	/s/ Peter B. Brack
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
PAUL JOHN PHEBY	)	/s/ Paul John Pheby
in the presence of Cherie Wan	)	/s/ Cherie Wan

SIGNED SEALED AND DELIVERED BY	)
JULIE CHRISTINE PETER	)	/s/ Julie Christine Peter
in the presence of Edward Mak	)	/s/ Edward Mak

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK JR.	)	/s/ Reginald Kufeld Brack Jr.
in the presence of Barbara Brack	)	/s/ Barbara Brack

SIGNED SEALED AND DELIVERED BY	)
AYAZ HATIM EBRAHIM	)	/s/ Ayaz Hatim Ebrahim
in the presence of Eung Yee Mon	)	/s/ Eung Yee Mon

SIGNED SEALED AND DELIVERED BY	)
Philip Henry Geier Jr. FOR AND ON BEHALF OF	) )	/s/ Philip Henry Geier Jr.
GEIER HOLDINGS LLC	)
in the presence of Juliana Mardones	)	/s/ Juliana Mardones

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK III	)	/s/ Reginald Kufeld Brack III
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
RUPERT JAMES PURSER	)	/s/ Rupert James Purser
in the presence of Jayne Purser	)	/s/ Jayne Purser

SIGNED SEALED AND DELIVERED BY	)
PAUL JUSTIN HALLETT	)	/s/ Paul Justin Hallett
in the presence of Nick Fletcher	)	/s/ Nick Fletcher

SIGNED SEALED AND DELIVERED BY	)
YANG CHA	)	/s/ Yang Cha
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
Jerry Sze	)	/s/ Jerry Sze
FOR AND ON BEHALF OF	)
ASIASTAR IT FUND, L.P.	)
in the presence of Chhe Sue	)	/s/ Chhe Sue

SIGNED SEALED AND DELIVERED BY	)
LAU YAT FAN	)	/s/ Lau Yat Fan
in the presence of Pui Chi Lo	)	/s/ Pui Chi Lo

SIGNED SEALED AND DELIVERED BY	)
Ahmed Al-Saleh	)	/s/ Ahmed Al-Saleh
FOR AND ON BEHALF OF	)
UNI-ASIA LIMITED	)
in the presence of Barack	)	/s/ Barack

SIGNED SEALED AND DELIVERED BY	)
Tell Krum Laud Pres Kded	)	/s/ Tell Krum Laud Pres Kded
FOR AND ON BEHALF OF	)
HARMIR REALTY CO, LP	)
in the presence of Card Le Krumcaud	)	/s/ Card Le Krumcaud

SIGNED SEALED AND DELIVERED BY	)
Michael Steimberg	)	/s/ Michael Steimberg
FOR AND ON BEHALF OF	)
MICHAEL A.STEINBERG & CO., INC	)
PROFIT SHARING TRUST	)
in the presence of Michele Capobianco	)	/s/ Michele Capobianco

SIGNED SEALED AND DELIVERED BY	)
Ghazi Al-Nafisi	)	/s/ Ghazi Al-Nafisi
FOR AND ON BEHALF OF	)
SALHIA REAL ESTATE COMPANY)
K.S.C.	)
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
GHAZI AL-NAFISI	)	/s/ Ghazi Al-Nafisi
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
ANWER A.D.A. ALUSAIMI	)	/s/ Anwer A.D.A. Alusaimi
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
ABDULAZIA AL-NAFISI	)	/s/ Abdulazia Al-Nafisi
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
JOHN PRIDJIAN	)	/s/ John Pridjian
in the presence of Queenie Yung	)	/s/ Queenie Yung

SIGNED SEALED AND DELIVERED BY	)
John Pridjian	)	/s/ John Pridjian
FOR AND ON BEHALF OF	)
SWAN STREET PARTNERS, LLP	)
in the presence of Queenie Yung	)	/s/ Queenie Yung

SIGNED SEALED AND DELIVERED BY	)
ROBERT C. WRIGHT	)	/s/ Robert C. Wright
in the presence of Christine King	)	/s/ Christine King

SIGNED SEALED AND DELIVERED BY	)
David Jenkins	)	/s/ David Jenkins
FOR AND ON BEHALF OF	)
FATBOY CAPITAL, LP	)
in the presence of Drma Wersg	)	/s/ Drma Wersg

SIGNED SEALED AND DELIVERED BY	)
MALCOLM JOHN JENNINGS	)	/s/ Malcolm John Jennings
in the presence of Ourer Dmbargs	)	/s/ Ourer Dmbargs

SIGNED SEALED AND DELIVERED BY	)
L. Bertona T. Mory	)	/s/ L. Bertona T. Mory
FOR AND ON BEHALF OF	)
SG PRIVATE BANKING (SUISSE) SA	)
in the presence of S. Naef	)	/s/ S. Naef

SIGNED SEALED AND DELIVERED BY	)
J.-D. Braillard Walfgang Derungs	)	/s/ J.-D. Braillard Walfgang Derungs
FOR AND ON BEHALF OF	)
HYPOSWISS PRIVATE BANK	)
GENÈVE SA	)
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
Louis R. Malikow	)	/s/ Louis R. Malikow
FOR AND ON BEHALF OF	)
AVATAM, LLC.	)
in the presence of Melissa Salerno	)	/s/ Melissa Salerno

SIGNED SEALED AND DELIVERED BY	)
FAHAD AL-MUTAWA	)	/s/ Fahad Al-Mutawa
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
DELIN ZHU	)	/s/ Delin Zhu
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED BY	)
FUJUN CHEN	)	/s/ Fujun Chen
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED BY	)
CREG KEITH GREEVEY	)	/s/ Creg Keith Greevey
in the presence of Syxue Hong Susan	)	/s/ Syxue Hong Susan

SIGNED SEALED AND DELIVERED BY	)
NATHALIE ELIESCAUD	)	/s/ Nathalie Eliescaud
in the presence of Andre Euescaud	)	/s/ Andre Euescaud

SIGNED SEALED AND DELIVERED BY	)
THE GLADIATOR FUND	)	[company seal]
in the presence of Seul Chan	)	/s/ Seul Chan

SIGNED SEALED AND DELIVERED BY	)
LOTUS EQUITY INCOME FUND LIMITED	)	[company seal]
in the presence of Seul Chan	)	/s/ Seul Chan